Exhibit 99.7

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

RHINEBECK BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                         , 2026

The undersigned hereby appoints the Board of Directors of Rhinebeck Bancorp, Inc., with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of common stock of Rhinebeck Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at Rhinebeck Bank’s corporate office, 2 Jefferson Plaza, Poughkeepsie, New York at [meeting time], Eastern Time, on [meeting date], 2026 as follows:

		FOR	AGAINST	ABSTAIN

1.	The approval of the Amended and Restated Plan of Conversion and Reorganization, whereby Rhinebeck Bancorp, MHC will convert from the mutual holding company to the stock holding company structure, including the merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp, Inc. and amendments to Rhinebeck Bancorp, Inc.’s articles of incorporation as a result of the conversion, as more fully described in the attached proxy statement/prospectus; and	☐	☐	☐

2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Amended and Restated Plan of Conversion and Reorganization.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSALS. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE APPROVAL OF THE AMENDED AND RESTATED PLAN OF CONVERSION AND REORGANIZATION.

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Rhinebeck Bancorp, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Rhinebeck Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy before a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from Rhinebeck Bancorp, Inc. before the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated [Date of Proxy Statement].

Dated: _________________, ______	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope. Alternatively, you can vote by telephone or Internet today by following the below instructions. Please vote all proxy cards that you receive; none are duplicates.

Internet and telephone voting are quick and simple ways to vote and are available 24 hours a day, 7 days a week through 11:59 p.m., Eastern Time, on _____________, 2026.

If you vote by telephone or Internet, you DO NOT need to return your proxy card by mail.

VOTE BY INTERNET at _________________. Have your proxy card in hand when you access the website.

VOTE BY TELEPHONE at ______________. Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at _______________________________.